                                                                        EX. 4.2

                                  AMENDMENT NO. 1
                                       TO THE
                                AMENDED AND RESTATED
                               STOCKHOLDERS AGREEMENT

          AMENDMENT NO. 1, dated as of January 7, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as amended from time to time, the "Stockholders Agreement"), among KMC Telecom Holdings, Inc. (the "Company"), Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine ("HNK"), KMC Telecommunications L.P. ("KMC LP"), AT&T Credit Corporation, General Electric Capital Corporation, CoreStates Bank, N.A. and CoreStates Holdings, Inc.

                             W I T N E S S E T H:

          WHEREAS, HNK intends to transfer his general-partner interest in KMC LP to a substitute general partner, in the form of a partnership owned or controlled by Gerard M. Russomagno and Albert Kamine and other limited partners, some of whom are members of HNK's family (such substitute general partner, the "New Partner"); and

          WHEREAS, the undersigned stockholders of the Company desire to accommodate such transfer to the New Partner by amending the Stockholders Agreement in accordance with the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings ascribed thereto in the Stockholders Agreement.

          2. Amendment to Preamble. The Preamble to the Stockholders Agreement is hereby amended by deleting the first paragraph thereof and replacing such paragraph in its entirety with the following:

                    "AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of October 31, 1997 (this "Agreement"), among KMC Telecom Holdings, Inc., a Delaware corporation (the "Company"), Nassau Capital Partners L.P., a Delaware limited partnership ("Nassau Capital"), NAS Partners I L.L.C., a Delaware limited liability company
          ("NAS" and, together with Nassau Capital, "Nassau"), Harold N. Kamine ("HNK" or "Kamine"), AT&T Credit Corporation, a Delaware corporation ("AT&T"), General Electric Capital Corporation, a New York corporation ("GECC"), CoreStates Bank, N.A., a national banking association ("CoreStates Bank") and CoreStates Holdings, Inc., a Delaware corporation ("CoreStates Holdings" and, together with CoreStates Bank, "CoreStates").

          3. Amendment to Definitions. The Definitions section of the Stockholders Agreement is hereby amended as follows:

                    ""Registrable Securities" means (i) the Common Stock issued or issuable upon the conversion of the Convertible Preferred
          Stock or the exercise of the AT&T Company Warrant or the GECC Warrant, (ii) any Common Stock acquired after October 31, 1997 by Nassau, Kamine, AT&T, GECC, CoreStates, any Accredited Investor that is a permitted transferee of Common Stock pursuant to
          Section 3.1.6 or any of their respective Affiliates, (iii) the Common Stock held, as of October 31, 1997, by Kamine, Nassau,
          AT&T and CoreStates and their respective Affiliates and by KMC Telecommunications L.P., a Delaware limited partnership, and (iv) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) through
          (iii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (including, without limitation, upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) such securities shall have been registered under the Securities Act, and the registration statement with respect to the sale of such securities shall have become effective under the Securities Act or such securities shall have been sold under circumstances in which all applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met or may be sold pursuant to Rule 144(k), (ii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or blue sky laws then in force in a preponderance of states, or
          (iii) such securities shall cease to be outstanding.

          4. Limited Amendment. Except as expressly amended hereby, all the provisions of the Stockholders Agreement are hereby affirmed and shall continue to be in full force and effect in accordance with their terms, and any amendments contained herein shall be limited precisely as drafted and shall not constitute an amendment of any terms or provisions of the Stockholders Agreement except as expressly provided.

          5. Governing Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

          6. Counterparts. This Amendment No. 1 may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                        /s/ Harold N. Kamine
                                        ----------------------------
                                        Harold N. Kamine

                                        KMC TELECOM HOLDINGS, INC.


                                        By: /s/ Cynthia Worthman
                                            ------------------------
                                            Name:
                                            Title:

                                        NASSAU CAPITAL PARTNERS L.P.

                                        By:  NASSAU CAPITAL L.L.C.
                                             (as general partner)


                                              By: /s/ Illegible
                                                 -------------------
                                                 Name:
                                                 Title:


                                        NAS PARTNERS I L.L.C.


                                        By: /s/ Illegible
                                            ------------------------
                                           Name:
                                           Title:

                                        KMC TELECOMMUNICATIONS L.P.


                                        By: /s/ Harold N. Kamine
                                            ------------------------
                                            Name:
                                            Title:

                                        AT&T CREDIT CORPORATION


                                        By: /s/ William G. Roos
                                            ------------------------
                                            Name:  William G. Roos
                                            Title: Vice President

                                        GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                        By: /s/ Edward Smith Cristie
                                            --------------------------
                                            Name: Edward Smith Cristie
                                            Title: Manager-Operations

                                        CORESTATES BANK, N.A.


                                        By: /s/ Elizabeth Elmore
                                            ------------------------
                                            Name: Elizabeth Elmore
                                            Title: Vice President

                                        CORESTATES HOLDINGS, INC.


                                        By: /s/ Francis B. Jacobs II
                                            --------------------------
                                            Name: Francis B. Jacobs II
                                            Title: Vice President








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